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                                                                    EXHIBIT 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in the Prospectus which is a part of this Registration Statement of Form S-3 of ContiFinancial Corporation of our report dated May 17, 1996 accompanying the financial statements referred to in our report and incorporated by reference in such Registration Statement, which appear in the ContiFinancial Corporation Annual Report on Form 10-K for the year ended March 31, 1996, and to the use of our name, and the statement with respect to us, appearing under the heading "Experts" in the Prospectus.

                                          ARTHUR ANDERSEN LLP

New York, New York

February 14, 1997